Exhibit 23.3

INDEPENDENT PETROLEUM ENGINEERS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196012, 333-167887, and 333-134630,333-115841, and 333-85900) and Form S-3 (No. 333-197345) of Harvest Natural Resources, lnc. of our reports  dated  February  26,  2015  relating  to the reserve  reports,  which  appears  in  this Annual Report on Form 10-K.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado
March 26, 2015